Exhibit 10.5

Execution Copy
UNITED STATES SHORT OIL FUND, LP

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of April 13, 2009, is entered into by and among United States Short Oil Fund, LP (the “Partnership”), United States Commodity Funds LLC, a Delaware limited liability company (the “General Partner”), on behalf of itself and as General Partner of United States Short Oil Fund, LP, and IMC-Chicago, LLC, an Illinois limited liability company (the “Limited Partner”), and a limited partner of the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership dated as of the date hereof, as amended or supplemented from time to time (the “Limited Partnership Agreement”).  Capitalized terms that are used but not defined herein shall have the meaning given to such defined terms in the Limited Partnership Agreement.

Article 1

INDEMNIFICATION; LIMITATION OF LIABILITY

1.1           Indemnification of Limited Partner.  The General Partner agrees to indemnify, defend and hold harmless the Limited Partner, its partners, stockholders, members, directors, managers, officers, employees, affiliates, agents and any person who controls such persons within the meaning of Section 15 of the Securities Act of 1933 (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934 (the “1934 Act”), and the successors and assigns of all of the foregoing persons (each an “LP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which any such LP Indemnified Person may incur under the 1933 Act, the 1934 Act, the Commodities Exchange Act (the “CEA”), the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a)           any untrue statement or alleged untrue statement of a material fact contained in the most recent registration statement of the Partnership, as declared effective by the Securities and Exchange Commission (the “SEC”) and as the same may be amended or supplemented from time to time (the “Registration Statement”), the Prospectus, or any other registration statement, prospectus, preliminary prospectus or other document used by the Partnership in connection with the offer and sale of Baskets or Units or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except, in each case, to the extent, but only to the extent, that any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact, made therein in reliance upon and in conformity with information concerning the Limited Partner furnished in writing by or on behalf of the Limited Partner to the General Partner expressly for use therein;

(b)           the failure by the General Partner, the Partnership or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization;

(c)           the Limited Partner being or having been a limited partner of the Partnership (including, but not limited to, any act or omission or alleged act or omission of the Limited Partner in its capacity as such) or the Limited Partner’s performance of its duties under the Limited Partnership Agreement except in the case of this clause (c), for any loss, damage, expense, liability or claim resulting from the willful misconduct, bad faith or gross negligence of the Limited Partner in performing its duties under the Limited Partnership Agreement.

In no case is the indemnity of the General Partner in favor of each LP Indemnified Person to be deemed to protect any LP Indemnified Person against any liability to the General Partner or the Partnership to which the LP Indemnified Person would otherwise be subject by reason of such LP Indemnified Person’s willful misconduct, bad faith or gross negligence in the performance of its duties and obligations under the Limited Partnership Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an LP Indemnified Person in respect of which indemnity may be sought against the General Partner pursuant to this Section 1.1, such LP Indemnified Person shall promptly notify the General Partner in writing of the institution of such Proceeding, provided, however, that the omission to so notify the General Partner shall not relieve the General Partner or the Partnership from any liability which it may have to the LP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The LP Indemnified Person shall have the right to employ its own counsel in any such case and the reasonable fees and expenses of such counsel shall be borne by the General Partner and paid as incurred (it being understood, however, that the General Partner shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the LP Indemnified Persons who are parties to such Proceeding) or for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with this Section 1.1.  An LP Indemnified Person shall give the General Partner reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the General Partner pursuant to this Section 1.1, provided, however, that the omission to so notify the General Partner shall not relieve the General Partner or the Partnership from any liability which it may have to the LP Indemnified Person.

1.2           Indemnification of the Partnership and the General Partner.  The Limited Partner agrees to indemnify, defend and hold harmless each of the Partnership, the General Partner and its partners, stockholders, members, directors, officers, employees and any person who controls the General Partner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons (each, a “GP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which any such GP Indemnified Person may incur under the 1933 Act, the 1934 Act, the CEA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a)           any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any other registration statement, prospectus, preliminary prospectus, free writing prospectus or other document used by the Partnership in connection with the offer and sale of Baskets or Units or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or such omission or alleged omission to state a material fact was made therein in reliance upon and in conformity with information concerning the Limited Partner furnished in writing by or on behalf of the Limited Partner to the General Partner expressly for use therein; or

(b)           the failure by the Limited Partner or its respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization.

In no case is the indemnity of the Limited Partner in favor of each GP Indemnified Person to be deemed to protect any GP Indemnified Person against any liability to the Limited Partner to which such GP Indemnified Person would otherwise be subject by reason of such GP Indemnified Person’s willful misconduct, bad faith or gross negligence in the performance of its duties and obligations under the Limited Partnership Agreement.

If any Proceeding is brought against a GP Indemnified Person in respect of which indemnity may be sought against the Limited Partner pursuant to this Section 1.2, such GP Indemnified Person shall promptly notify the Limited Partner in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Limited Partner shall not relieve the Limited Partner from any liability which it may have to such GP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding.  The GP Indemnified Person shall have the right to employ its own counsel and the reasonable fees and expenses of such counsel shall be borne by the Limited Partner and paid as incurred (it being understood, however, that the Limited Partner shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the GP Indemnified Persons who are parties to such Proceeding) or for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with this Section 1.2.  A GP Indemnified Person shall give the Limited Partner reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Limited Partner pursuant to this Section 1.2, provided, however that the omission to so notify the General Partner shall not relieve the General Partner or the Partnership from any liability which it may have to the GP Indemnified Person.  Nothing in this Agreement shall be construed to limit the rights of the General Partner to indemnification under the Limited Partnership Agreement.

1.3           Survival.  The indemnity agreements contained in this Article I shall remain in full force and effect regardless of any investigation made by or on behalf of the Limited Partner, its partners, stockholders, members, directors, managers, officers, employees and or any person (including each partner, stockholder, member, director, manager, officer or employee of such person) who controls the Limited Partner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of each of the General Partner, the Partnership, their partners, stockholders, members, directors, officers, employees or any person who controls the General Partner or the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive for a period of five years following the termination of the Limited Partner’s status as a limited partner of the Partnership.  The General Partner, on the one hand, and the Limited Partner, on the other hand, agree promptly to notify each other of the commencement of any Proceeding against the General Partner or the Limited Partner, as the case may be, that relates to the Partnership and, in the case of the General Partner, against any of the General Partner’s officers or directors, in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Prospectus.

1.4           Contribution.  If the indemnification provided for in Section 1.1 or 1.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any loss, damage, expense, liability or claim referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, damage, expense, liability or claim in such proportion as is appropriate to reflect the relative benefits received by the Limited Partner, the General Partner and the Partnership.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Limited Partner on the one hand and the General Partner on the other, as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.4 were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 1.4.  The amount paid or payable by an indemnified party as a result of the loss, damage, expense, liability or claim referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Article 2

REPRESENTATIONS AND COVENANTS OF THE LIMITED PARTNER.

2.1           Compliance with Prospectus.  The Limited Partner represents, warrants and covenants that, for so long as it is a limited partner of the Partnership, (a) without the written consent of the General Partner, the Limited Partner will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Units any representations concerning the Units or the General Partner, the Partnership or any GP Indemnified Person other than representations consistent with (i) the then-current Prospectus of the Partnership, (ii) printed information approved by the General Partner as information supplemental to such Prospectus or (iii) any promotional materials or sales literature furnished to the Limited Partner by the General Partner or its agents, and (b) the Limited Partner will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Units, any GP Indemnified Person or the Partnership other than the Partnership’s then current Prospectus.

2.2           Compliance with Law.  The Limited Partner agrees, for so long as it is a limited partner of the Partnership, to comply with applicable federal securities laws, commodities laws and the rules of any self-regulatory organization or national securities exchange in connection with the sale or solicitation of a sale of the Units.

Article 3

GENERAL PROVISIONS

3.1           Governing Law; Severability.  This Agreement shall be governed by the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware, without giving effect to provisions thereof regarding conflict of laws. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

3.2           Acknowledgement.  The Limited Partner acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document.

3.3           Relationship between this Agreement and the Limited Partnership Agreement.  This Agreement shall not be construed to amend or otherwise modify the Limited Partnership Agreement except as to matters specifically set forth herein.

3.4           Third Party Beneficiaries. Each GP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Limited Partner (including by bringing proceedings against the Limited Partner in its own name) to enforce any obligation of the Limited Partner under this Agreement which directly or indirectly benefits such GP Indemnified Person.  Each LP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the General Partner, the Partnership or their respective agents (including by bringing proceedings against the General Partner, the Partnership or their respective agents in its own name) to enforce any obligation of the General Partner, the Partnership or their agents under this Agreement which directly or indirectly benefits such LP Indemnified Person.

3.5           Amendment and Modification.  This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

3.6           Waiver of Compliance.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

3.7           Successors and Assigns; Assignment.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

3.8           Counterparts; Facsimile.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be executed as of the date first written above.

UNITED STATES SHORT OIL FUND, LP
	By:	United States Commodity Funds LLC, as General Partner

	By:	/s/ Howard Mah
Name: Howard Mah
Title: Management Director

UNITED STATES COMMODITY FUNDS LLC

By:	/s/ Howard Mah
Name: Howard Mah
Title: Management Director

IMC-CHICAGO, LLC

By:	/s/ Emir Al-Rawi
Name: Emir Al-Rawi
Title: Management Director